EXHIBIT 10.3


                              CONSULTING AGREEMENT

This CONSULTING AGREEMENT (the "Agreement"), is effective as of this November 17, 2005 between:

Telzuit Technologies, Inc. (the "Company")
Attention:  Don Sproat, CEO
5422 Carrier Drive, Suite 306
Orlando, Florida 32819
Fax:  (407)  354-0065

and

James  B.  Panther  II  ("Consultant")
580  2nd  Street,  Suite  102
Encinitas,  California  92024
Fax  (760)  230-2305

                                   WITNESSETH

WHEREAS, the Company requires and will continue to require consulting services relating management advisement, strategic planning and marketing in connection with its business, and advisory and consulting related to the Company becoming a publicly trading and reporting company; and

WHEREAS, Consultant is qualified to provide the Company with the aforementioned consulting services and is desirous to perform such services for the Company; and

WHEREAS, the Company wishes to induce Consultant to provide these consulting services and wishes to contract with the Consultant regarding the same,

NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

1.     APPOINTMENT.
       -----------

The Company hereby engages Consultant and Consultant agrees to render services to the Company as a consultant upon the terms and conditions hereinafter set forth.

2.     TERM.
       ----

The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate 90 days thereafter.

3.     SERVICES.
       --------

During the term of this Agreement, Consultant shall provide advice to undertake for and consult with the Company concerning management, marketing, consulting, strategic planning, corporate organization and structure, matters in connection with the operation of the businesses of the Company, advisement on issues confronted by publicly trading and publicly reporting companies, expansion of services, acquisitions and business opportunities, and shall review and advise the Company regarding its overall progress, needs and condition. Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby.

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Consulting  Agreement
Telzuit  Technologies,  Inc.  and  James  B.  Panther  II
November  17,  2005
Page  Two


4.     DUTIES  OF  THE  COMPANY.
       ------------------------

The Company shall provide Consultant, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph. The Company shall promptly supply Consultant with full and complete copies of all financial reports, all fillings with all federal and state securities agencies; with full and complete copies of all stockholder reports; with all data and information supplied by any financial analyst, and with all brochures or other sales materials relating to its products or services.

5.     COMPENSATION.
       ------------

     a. 100,000 shares of freely tradable common stock ("FT"). The common shares related to the Stock shall be registered in an effective Form S-8 ("S-8") registration statement within 4 days of the execution of this Agreement.

     b. The FT shall be referred to hereinafter as the "Stock." The Stock shall be deemed completely earned, due, payable and non-assessable as of the date of the issuance of the Stock. There shall be no refunds or diminishment of Consultant's right to the Stock regardless of any event.

6.     REPRESENTATION  AND  INDEMNIFICATION.
       ------------------------------------

The Company shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to Consultant and acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing its advisory functions. Consultant in the absence of notice in writing from the Company, will rely on the continuing accuracy of material, information and data supplied by the Company. Consultant represents that he has knowledge of and is experienced in providing the aforementioned services.

6.5     COMPLIANCE  WITH  SECURITIES  LAWS.
        ----------------------------------

The Company understands that any and all compensation outlined in Section 5 shall be paid solely and exclusively as consideration for the aforementioned consulting efforts made by Consultant on behalf of the Company as an independent contractor. Consultant is a natural person. Consultant has been engaged to provide the Company with traditional business, management, technical and operational consulting, and related business services. Consultant's engagement does not involve the promotion or marketing of any Company securities, nor does it involve raising money for the Company.

7.     MISCELLANEOUS.
       -------------

     a.     Modification:  This  Consulting  Agreement  sets  forth  the  entire
            ------------
understanding of the Parties with respect to the subject matter hereof. This Consulting Agreement may be amended only in writing signed by both Parties.

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Consulting  Agreement
Telzuit  Technologies,  Inc.  and  James  B.  Panther  II
November  17,  2005
Page  Three


     b.     Notices:     Any  notice required or permitted to be given hereunder
            -------
shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number as the Party shall have furnished in writing to the other Party.

     c.     Waiver:     Any  waiver by either Party of a breach of any provision
            ------
of this Consulting Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Consulting Agreement. The failure of a Party to insist upon strict adherence to any term of this Consulting Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Consulting Agreement.

     d.     Assignment:  Compensation  under this Agreement is assignable at the
            ----------
discretion  of  the  Consultant.

     e.     Severability:  If  any  provision  of  this  Consulting Agreement is
            ------------
invalid, illegal, or unenforceable, the balance of this Consulting Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

     f.     Disagreements:  Any  dispute  or  other disagreement arising from or
            -------------
out of this Consulting Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in San Diego County, CA. The interpretation and the enforcement of this Agreement shall be governed by California Law as applied to residents of the State of California relating to contracts executed in and to be performed solely within the State of California. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbiter(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbiter(s)).

     g.     Specific  Performance:  Consultant  shall  have  the right to demand
            ---------------------
specific  performance  of  the  terms,  and  each  of  them,  of this Agreement.

     h.     Execution  of  the  Agreement:  Company and the party executing this
            -----------------------------
Agreement on behalf of the Company has the requisite corporate power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder. All corporate proceedings have been taken and all corporate authorizations and approvals have been secured which are necessary to authorize the execution, delivery and performance by Company of this Agreement. This Agreement has been duly and validly executed and delivered by Company and constitutes the valid and binding obligations of Company, enforceable in accordance with the respective terms. Upon delivery of this Agreement to Consultant, this Agreement, and the other agreements referred to herein, will constitute the valid and binding obligations of Company, and will be enforceable in accordance with their respective terms.


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Consulting Agreement
Telzuit  Technologies,  Inc.  and  James  B.  Panther  II
November  17,  2005
Page  Four


     A FACSIMILE COPY OF THIS AGREEMENT SHALL HAVE THE SAME LEGAL EFFECT AS AN
                              ORIGINAL OF THE SAME.

IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Parties as of the date first above written.

Telzuit  Technologies,  Inc.            James  B.  Panther  II


/S/ Don Sproat                          /s/ James B. Panther II
---------------------------             ---------------------------
Chief  Executive  Officer               James  B.  Panther  II
Print  Name:  Don  Sproat

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